Exhibit 4.7

ASSIGNMENT AND STATEMENT OF REGISTRATION RIGHTS

     This ASSIGNMENT AND STATEMENT OF REGISTRATION RIGHTS (this “Agreement”), dated as of January 31, 2005, is by and between Kinder Morgan Management, LLC, a Delaware limited liability company (the “Issuer”), Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), Kinder Morgan, Inc., a Kansas corporation (the “Corporation”), and Tortoise Energy Infrastructure Corporation, a Maryland corporation (the “Holder”).

W I T N E S S E T H:

     WHEREAS, the Issuer, the Partnership and the Corporation are parties to a Registration Rights Agreement dated as of May 18, 2001 (the “Registration Rights Agreement”) pursuant to which the Issuer agreed to register the resales of shares representing limited liability company interests of the Issuer (“Listed Shares”) owned by the Corporation; and

     WHEREAS, pursuant to a Purchase Agreement dated as of January 31, 2005 (the “Purchase Agreement”) the Holder purchased from the Corporation 413,516 Listed Shares; and

     WHEREAS, in connection with such purchase, the Holder and the Corporation requested that the Issuer and the Partnership consent to the assignment of certain of the Corporation’s rights under the Registration Rights Agreement to the Holder with respect to the Listed Shares purchased by the Holder from the Corporation, and the Issuer and the Partnership are willing to so consent; and

     WHEREAS, the Issuer, the Partnership, the Corporation and the Holder have agreed to reflect the assignment of such registration rights, the scope of the registration rights assigned and the consent of the Issuer and the Partnership thereto in this Agreement.

     NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1
Definitions

     1.1 Specific Definitions. Unless the context clearly requires otherwise, the following terms shall have the meanings set forth below:

          “Agreement” has the meaning set forth in the preamble of this Agreement.

          “Commission” means the Securities and Exchange Commission.

          “Corporation” has the meaning set forth in the preamble to this Agreement.

          “Entity” means a corporation, limited liability company, venture, partnership, trust, unincorporated organization, association or other entity.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Holder” has the meaning set forth in the preamble of this Agreement.

          “Issuer” has the meaning set forth in the preamble of this Agreement.

          “Listed Shares” has the meaning set forth in the recitals of this Agreement.

          “Partnership” has the meaning set forth in the preamble of this Agreement.

          “Person” means a natural person or an Entity.

          “Purchase Agreement” has the meaning set forth in the recitals of this Agreement.

          “Registration Rights Agreement” has the meaning set forth in the recitals of this Agreement.

          “Resale Registration Statement” has the meaning set forth in Section 2.2(a)(ii).

          “Section” means a section of this Agreement.

          “Securities Act” means the Securities Act of 1933, as amended.

          “Shares” means: (i) the 413,516 Listed Shares purchased by the Holder from the Corporation pursuant to the Purchase Agreement, (ii) any additional Listed Shares received by the Holder from the Issuer as regular quarterly or other distributions on such Listed Shares purchased by the Holder from the Corporation, and (iii) any additional Listed Shares received by the Holder from the Issuer as regular quarterly or other distributions on the Shares described in clause (ii).

     1.2 Rules of Construction. Unless the context otherwise clearly requires:

          (a) terms defined include the plural as well as the singular and vice versa;

          (b) references to any document, agreement, instrument or provision thereof mean such document, agreement, instrument or provision thereof as the same may be duly amended, supplemented or restated from time to time;

          (c) “including” means including without limitation;

          (d) “or” is not exclusive; and

          (e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

Section 2
Registration Rights

     2.1 Request for Resale Registration. The Holder hereby requests that the Issuer and the Corporation file registration statements under the Securities Act registering the resale by the Holder of all of the Shares.

     2.2 Provisions Relating to Resale Registration Statement.

          (a) The Issuer and the Corporation each agrees that it will:

       (i) prepare and file with the Commission as soon as practicable, but in no event later than 15 days after the date of this Agreement, except as provided in Section 2.4, one registration statement on Form S-3 under the Securities Act registering the resale by the Holder of all of the Shares (the “Resale Registration Statement”);

       (ii) use its reasonable efforts to cause the Resale Registration Statement to become effective, including to file any amendment or supplement to the Resale Registration Statement or any prospectus used in connection therewith to the extent necessary in order to cause such Resale Registration Statement to become effective;

       (iii) until January 31, 2006, or such earlier date when all Shares covered by the Resale Registration Statement are sold, amend or supplement such Resale Registration Statement or prospectus used in connection therewith to the extent necessary in order to keep effective and maintain any registration, qualification or approval obtained in connection with the resale of the Shares;

       (iv) furnish to the Holder up to ten conformed copies of the Resale Registration Statement and each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein, without exhibits) and such number of copies as the Holder may reasonably request of the final prospectus including any supplement thereto included in or filed by the Issuer in connection with the Resale Registration Statement;

       (v) promptly notify the Holder of any stop order issued or, to the knowledge of the Issuer, threatened to be issued by the Commission with respect to the Resale Registration Statement and promptly take all reasonable actions to prevent the entry of such stop order or to obtain its withdrawal if entered;

       (vi) use its reasonable efforts to qualify the Shares for resale under the securities, “blue sky” or similar laws of such states of the United States as the Holder shall reasonably request and use its reasonable efforts to obtain all appropriate registrations, permits and consents required in connection therewith, except that the Issuer shall not for any such purpose be required to qualify generally to do business as a foreign limited liability company or corporation in any state wherein it is not so qualified, or subject itself to taxation or file a general consent to service of process in any such state;

       (vii) promptly inform the Holder (i) of the date on which such Resale Registration Statement or any post-effective amendment thereto becomes effective and (ii) of any request by the Commission, any securities exchange, government agency, self-regulatory body or other body having jurisdiction for any amendment of or supplement to the Resale Registration Statement or final prospectus or prospectus supplement included therein or filed by the Issuer in connection therewith; and

       (viii) subject to Section 2.4, as promptly as practicable notify the Holder of the occurrence of an event requiring the preparation of a supplement or amendment to the prospectus related to such Resale Registration Statement so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, as promptly as practicable make available to the Holder any such supplement or amendment.

          (b) After January 31, 2006, or such earlier date on which all Shares covered by the Resale Registration Statement have been sold, (i) the Issuer shall have no obligation to keep the Resale Registration Statement effective and may terminate the Resale Registration Statement and (ii) all obligations under this Section 2.2 and Section 3 shall expire.

          (c) In connection with any offers or sales by the Holder of Shares under the Resale Registration Statement or otherwise, neither the Issuer, the Partnership nor the Corporation shall have any obligation to enter into any agreement, execute or deliver any agreement, instrument, document, certificate, opinion of counsel, comfort letter, or other matter, cause any of the foregoing to occur or take any further action, except as necessary to fulfill the obligations set forth in Section 2.2(a). The “Plan of Distribution” section of the Resale Registration Statement shall not describe any underwritten offering or other plan of sale or distribution that would generally be understood to contemplate the taking or causing of any such action by any of the Issuer, the Partnership or the Corporation.

          (d) The Holder shall promptly provide to the Issuer in writing all information relating to the Holder and, subject to Section 2.2(c), the Holder’s intended plan of distribution of the Shares, necessary to comply with legal requirements in connection with the preparation and filing of the Resale Registration Statement and any filings under state securities or “blue sky” laws. Such information will conform in all material respects to the applicable requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Holder also agrees to notify the Issuer if any event relating to the Holder occurs that would require the preparation of a supplement or amendment to the prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     2.3 Documents to be Furnished to the Holder. The Issuer shall furnish to the Holder at least two business days prior to filing with the Commission the Resale Registration Statement, any amendment or supplement to the Resale Registration Statement, any prospectus to be used in connection therewith and any amendment or supplement to any such prospectus, which documents will be subject to the reasonable review of the Holder, and Issuer shall not file any such documents with the Commission to which the Holder shall reasonably object until the Holder and the Issuer have in good faith resolved any of the Holder’s objections, unless the Issuer in good faith believes that the filing of such documents is required by law.

     2.4 Certain Notices.

          (a) Upon notice to the Holder, the Issuer may require the Holder to suspend the use of the prospectus or any prospectus supplement related to the Resale Registration Statement, in each case for a reasonable period of time, not to exceed 90 consecutive days or 120 days in the aggregate, if the Issuer would be required to disclose material information it was not otherwise then required by law to disclose publicly where the Issuer reasonably deems it advisable not to disclose or incorporate by reference such information in a registration statement, prospectus or supplement. Any periods under this Section 2.4(a) shall be aggregated with periods under Section 2.4(b) in determining whether the periods of 90 consecutive days or 120 days have been exceeded. During any such period, the Issuer’s obligations under Section 2.2(a)(viii) are suspended. Circumstances of the type described in the first sentence of this Section 2.4(a) do not exist on the date of this Agreement.

          (b) The Holder agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 2.2(a)(viii) hereof, the Holder will forthwith discontinue disposition of Shares pursuant to the Resale Registration Statement until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.2(a)(viii), and, if so directed by the Issuer, the Holder will deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies, then in the Holder’s possession, of the prospectus and any prospectus supplement covering such Shares current at the time of receipt of such notice.

     2.5 Joint Registration Statement. In connection with the Resale Registration Statement, the Issuer understands that the resale of the Shares by the Holder may require registration by the Corporation of the purchase obligations provided in the Purchase Provisions included in the Issuer’s Second Amended and Restated Limited Liability Company Agreement. The parties agree that the Resale Registration Statement shall be a joint registration statement of the Issuer and the Corporation with respect to the Shares and the purchase obligation, respectively.

Section 3
Expenses

     3.1 Registration Expenses. The Partnership agrees to bear and to pay or cause to be paid promptly upon request being made therefor all third party expenses incident to the Issuer’s performance of or compliance with this Agreement, including (a) all Commission and any NASD registration and filing fees and expenses; (b) all fees and expenses in connection with the qualification of the securities being registered for offering and sale under the state securities and blue sky laws referred to in Section 2.2(a)(vi), including reasonable fees and disbursements of its counsel, in connection with such qualifications; (c) all expenses relating to the preparation, distribution and reproduction of the Resale Registration Statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, and all other documents relating hereto; (d) fees, disbursements and expenses of counsel and independent certified public accountants of the Issuer in connection with the Resale Registration Statement; (e) fees, expenses and disbursements of any other Persons, including special experts, retained by the Issuer in connection with such registration. The Corporation and the Issuer shall each bear their own internal expenses, including all salaries and expenses of their officers and employees performing legal or accounting duties, subject to any other reimbursement arrangements between them. The Holder shall pay all fees and expenses incurred by it in connection with this Agreement, the Resale Registration Statement and the offer and sale of the Shares, including the fees and disbursements of any counsel or other advisors or experts retained by the Holder, and any selling fees, discounts or commissions.

Section 4
Representations and Warranties

     4.1 Representations and Warranties. The Issuer, with respect to information regarding itself, and the Corporation, with respect to information regarding itself, each represents and warrants to, and agrees with, the Holder that:

          (a) The Issuer has reasonable grounds to believe that it meets all the requirements for the filing of a registration statement on Form S-3 with the Commission. The Resale Registration Statement, at the time it becomes effective, and the final prospectus contained therein, will comply, and when any post-effective amendment to the Registration Statement becomes effective or any supplement to such prospectus is filed with the Commission, the Registration Statement, the final prospectus and any such amendment or supplement, respectively, will comply, in all material respects with the applicable requirements of the Securities Act and the applicable rules adopted by the Commission thereunder; the documents incorporated, or deemed to be incorporated, into the Resale Registration Statement or the related prospectus by reference pursuant to the requirements of Item 12 of Form S-3 under the Securities Act, when they were or are filed with the Commission, conformed or will conform as of their respective dates in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations adopted by the Commission thereunder; and each part of the Resale Registration Statement and any amendment thereto, at the time it became effective, and the final prospectus and any amendment or supplement thereto, at the time it was filed with the Commission pursuant to Rule 424 under the Securities Act, will not contain an untrue statement of a material fact or omit to a state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at all times at and subsequent to the time when the Resale Registration Statement has been declared effective under the Securities

Act, other than (i) from such time as a notice has been given to the Holder pursuant to Section 2.2(a)(viii) until such time as the Issuer or the Corporation, as the case may be, furnishes an amended or supplemented prospectus pursuant to Section 2.2(a)(viii) or such earlier time as the Issuer or the Corporation, as the case may be, provides notice that offers and sales pursuant to the Resale Registration Statement may continue, or (ii) during any period when the Holder is to suspend use of the prospectus or prospectus supplement related to the Resale Registration Statement as provided in Section 2.4(a), each prospectus contained in or prepared in connection with any Resale Registration Statement, and each prospectus furnished pursuant to Section 2.2(a)(iv), as then amended or supplemented, will conform in all material respects to the applicable requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty in this Section 4.1(a) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer or the Corporation, as the case may be, by or on behalf of the Holder expressly for use therein in any such Resale Registration Statement, prospectus or supplement.

          (b) The execution, delivery and performance of this Agreement by the Issuer and the Corporation will not (i) result in a breach or violation of any of the terms and provisions of the limited liability company agreement of the Issuer or the certificate of incorporation or bylaws of the Corporation, (ii) constitute a breach or default under any material agreement or contract to which the Issuer or the Corporation is a party, except where any such foregoing occurrence will not prevent the consummation of the transactions contemplated herein or would not have a material adverse effect on either the Issuer and its subsidiaries taken as a whole, or the Corporation and its subsidiaries taken as a whole, or (iii) result in a violation of any provision of law, statute, rule, regulation, or any existing applicable decree, judgment or order of any court or governmental agency or body having jurisdiction over either the Issuer or the Corporation.

          (c) This Agreement has been duly authorized, executed and delivered by the Issuer or the Corporation, as the case may be.

Section 5
Indemnification and Contributions

     5.1 (a) The Issuer, with respect to information regarding itself, and the Corporation, with respect to information regarding itself, will severally indemnify and hold harmless the Holder against any losses, claims, damages or liabilities, joint or several, to which the Holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Resale Registration Statement or any prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holder for any legal or other expenses reasonably incurred by the Holder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Issuer and the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any Resale Registration Statement or any prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer or the Corporation by the Holder expressly for use therein.

          (b) The Holder will indemnify and hold harmless the Issuer and the Corporation against any losses, claims, damages or liabilities, joint or several, to which the Issuer or the Corporation may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Resale Registration Statement or any prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, any Resale Registration Statement or any prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer or the Corporation by the Holder expressly for use therein; and will reimburse the Issuer or the Corporation, as the case may be, for any legal or other expenses reasonably incurred by the Issuer or the Corporation, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Promptly after receipt by a party indemnified under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection and shall not relieve the indemnifying party from any liability that it may have to any indemnified party under this Agreement unless such failure to give notice actually prejudices the indemnifying party’s ability to defend the claim. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, by the Corporation, and by the Holder, respectively, from the transactions contemplated by this Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above and such failure actually prejudiced the indemnifying party’s ability to defend the claim, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer, the Corporation and the Holder in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Corporation shall be deemed to include the profit made by the Corporation on the sale of the Shares to the Holder pursuant to the Purchase Agreement, and the relative benefits received by the Holder shall be deemed to include the profit made by the Holder on the sale of the Shares pursuant to the Resale Registration Statement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Corporation or the Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, the Corporation and the Holder agree that it would not be just or equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Issuer and the Corporation under this Section 5 shall be in addition to any liability that the Issuer or the Corporation may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls the Holder within the meaning of the Securities Act; and the obligations of the Holder under this Section 5 shall be in addition to any liability that the Holder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer or the Corporation (including any Person who, with his or her consent, is named in the Resale Registration

Statement as about to become a director of the Issuer or the Corporation) and to each Person, if any, who controls the Issuer or the Corporation within the meaning of the Act.

          (f) For purposes of this Section 5 only, the term “Resale Registration Statement” shall mean the Resale Registration Statement as amended at the time it is declared effective by the Commission.

Section 6
Miscellaneous

     6.1 Provision of Information. The Holder shall complete and execute all such questionnaires and other documents as the Issuer or the Corporation shall reasonably request in connection with any registration of the resale of the Shares pursuant to this Agreement.

     6.2 Injunctions. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specified terms or were otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms of provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

     6.3 Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

     6.4 Further Assurances. Subject to the specific terms of this Agreement, the Holder, the Issuer and the Corporation shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

     6.5 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the registration rights of the Holder for the Shares and the transactions contemplated hereby and supersedes all agreements and understandings entered into with respect thereto prior to the execution hereof, including the Registration Rights Agreement, under which the Holder has no rights. As between the Issuer, the Partnership and the Corporation, which are the parties to the Registration Rights Agreement, the Registration Rights Agreement shall continue in full force and effect without amendment or modification. This Agreement constitutes the consent of the Issuer, the Partnership and the Corporation to the assignment of registration rights set forth herein.

     6.6 Amendment. This Agreement may be amended only by an agreement in writing signed by each of the parties hereto.

     6.7 Counterparts. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto, but all such counterparts shall be deemed one and the same instrument.

     6.8 Notices. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be given by hand or by mail (return receipt requested) or sent by overnight delivery service, cable, telegram or facsimile transmission to the parties at the following addresses or at such other address as shall be specified by the parties by like notice.

          (a) if to the Issuer, to:

Kinder Morgan Management, LLC
500 Dallas Street, Suite 1000
Houston, Texas 77002
Attention: General Counsel
Fax No.: 713-369-9410

          (b) if to the Partnership, to:

Kinder Morgan Energy Partners, L.P.
c/o Kinder Morgan Management, LLC,
the delegate of its General Partner
500 Dallas Street, Suite 1000
Houston, Texas 77002
Attention: General Counsel
Fax No.: 713-369-9410

          (c) if to the Corporation, to:

Kinder Morgan, Inc.
500 Dallas Street, Suite 1000
Houston, Texas 77002
Attention: General Counsel
Fax No.: 713-369-9410

          (d) if to the Holder, to:

Tortoise Energy Infrastructure Corporation
10801 Mastin Boulevard, Suite 222
Overland Park, Kansas 66210
Attention: David Schulte
Fax No.: 913-345-2763

          with a copy to:

Blackwell Sanders Peper Martin LLP
4801 Main Street
Suite 1000
Kansas City, Missouri 64112
Attention: Steven F. Carman
Fax No.: 816-983-8080

Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the third business day after posting, in the case of notice so given by overnight delivery service, on the day after notice is deposited with such service, and in the case of notice so given by cable, telegram, facsimile transmission or, as the case may be, personal delivery, on the date of actual delivery.

     6.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES WHICH MIGHT REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     6.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the successors and permitted assigns of the parties hereto. Except with the consent of the other parties, which may be withheld at the sole discretion of a party, the parties may not assign their rights or obligations under this Agreement. Any attempted assignment or delegation prohibited hereby shall be void. No purchaser of Shares from the Holder shall be deemed to be a successor or permitted assign by reason of such purchase.

     6.11 Parties in Interest. Except as otherwise specifically provided herein, nothing in this Agreement expressed or implied is intended or shall be construed to confer any right or benefit upon any Person, firm or corporation other than the Holder, the Corporation, the Partnership and the Issuer and their respective successors and permitted assigns.

(The signature page follows.)

     IN WITNESS WHEREOF, each of the Corporation, the Partnership, the Issuer and the Holder has caused this Agreement to be duly executed as of the date first above written.

Kinder Morgan, Inc.

By:
Name: Kim Allen
Title: Treasurer

Kinder Morgan Energy Partners, L.P.

By:	Kinder Morgan G.P., Inc.,
its General Partner

By:	Kinder Morgan Management, LLC,
its delegate

By:
Name: Kim Allen
Title: Treasurer

Kinder Morgan Management, LLC

By:
Name: Kim Allen
Title: Treasurer

Tortoise Energy Infrastructure Corporation

By:
Name: David J. Schulte
Title: President and Chief Executive Officer